Exhibit 1.1



                   AEI INCOME & GROWTH FUND 23 LLC




                      DEALER-MANAGER AGREEMENT
                                             , 1998


AEI Incorporated
1300 Minnesota World Trade Center
30 East Seventh Street
St. Paul, Minnesota 55101


Dear Sirs:

          AEI Income & Growth Fund 23 LLC, a Delaware limited liability company (the "Fund") for which AEI Fund Management XXI, Inc. ("AFM") and Robert P. Johnson, are managing members (the "Managers") proposes to issue and sell up to $24,000,000 aggregate principal amount of units of limited liability company interest (the "Units"). Such Units are to be sold for cash for $1,000 each and the minimum purchase by any one person shall be two and one-half Units ($2,500), except that tax-qualified retirement plans will be permitted to purchase two Units ($2,000) unless applicable state law requires a larger purchase for such plans. In connection therewith, the Fund hereby agrees with each of you (the "Dealer-Managers") as follows:

1.  REPRESENTATIONS AND WARRANTIES OF THE FUND

          The Fund represents and warrants to the Dealer-Manager and each dealer with whom the Dealer-Manager has entered into, or will enter into, a Dealer Agreement in the form attached as EXHIBIT A to this Agreement (said dealers being hereinafter called the "Dealers"), that:

          1.1 A registration statement (File No. ________) with respect to the Fund has been prepared by the Managers in accordance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") thereunder, covering the Units.
Said registration statement, which includes a preliminary
prospectus, was filed with the SEC on                    , 1998.
Copies of such registration statement and each amendment thereto, and copies of each preliminary prospectus included in such registration statement and each such amendment, have been or will be delivered to the Dealer-Manager. (The registration statement and the prospectus included therein at such date as finally amended and revised at the effective date of the registration statement are hereinafter referred to, respectively, as the "Registration Statement" and the "Prospectus," except that if the prospectus first filed by the Fund pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to Rule 424(b)).

          1.2 AFM has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with corporate power and authority to own its properties and conduct its business as described in the Prospectus. The authorized and outstanding capital stock and the financial position of AFM is as set forth in the Prospectus as of the dates stated therein, and there has been no material adverse change therein since such dates.

          1.3 The Fund has been duly and validly organized and formed as a limited liability company under the Delaware Limited
Liability Company Act. The Fund intends to use the funds received from the sale of the Units as set forth in the Prospectus.

          1.4 The Registration Statement and Prospectus comply or will comply with the Securities Act and the Rules and Regulations and do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided however, that the foregoing provisions of this
Section 1.4 do not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer-Manager or any of the Dealers and are based upon information furnished by the Dealer-Manager in writing to the Managers specifically for inclusion therein.

          1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Managers of this Agreement or the issuance and sale by the Fund of the Units, except such as may be required under the Securities Act or state securities laws.

          1.6 There are no actions, suits or proceedings pending, or to the knowledge of the Managers threatened, against the Fund or the Managers or any of their property, at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Fund or the Managers.

          1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund through its Managers will not conflict with, or constitute a default under, any charter, bylaw, indenture, mortgage, deed of trust, lease or rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund or the Managers, or any of their property, except to the extent that the enforceability of the indemnity or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

          1.8 The Fund has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

          1.9 At the time of the issuance of the Units, the Units will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable, subject to the requirement that the limited members not participate in the management or control of the business of the Fund, and will conform to the description thereof contained in the Prospectus.

          1.10 The financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Fund and AFM and the results of their respective operations as of the dates and for the periods therein specified; such financial statements have been prepared in accordance with generally accepted principles of accounting consistently maintained throughout the period involved; and Boulay, Heutmaker, Zibell & Co. who have rendered an opinion on certain of such financial statements, are independent public accountants within the meaning of the Securities Act and the Rules and Regulations.

2.  COVENANTS OF THE FUND

          The Fund covenants and agrees with the Dealer-Manager that:
                                  -2-


          2.1 It will, at no expense to the Dealer-Manager, furnish to each Dealer-Manager such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as such Dealer-Manager may reasonably request. It will similarly furnish to the Dealer-Manager, and others designated by the Dealer-Manager, as many copies as it may reasonably request of
(i) the Prospectus in final form and of every form of supplemental or amended prospectus, (ii) this Agreement, and (iii) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Managers and all appropriate regulatory agencies) which the Dealer-Manager may reasonably request in connection with the offering of the Units.

          2.2 It will furnish such proper information and execute and file such documents as may be necessary to qualify the Units for offer and sale under the "blue sky" laws of such jurisdictions as the Dealer-Manager may reasonably designate and will file and make in each year such statements and reports as may be required under such laws. It will furnish to the Dealer-Manager, upon request, a copy of all documents filed by the Fund or the Managers in connection with any such qualification.

          2.3 It will: (i) use its best efforts to cause the Registration Statement to become effective; (ii) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to each Dealer-Manager; (iii) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (iv) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, use their best efforts to obtain the lifting of such order at the earliest possible time.

          2.4 If at any time when a prospectus relating to the Units is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Managers on behalf of the Fund or the Dealer-Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make any statement therein not misleading, they will promptly notify the Dealer-Manager thereof (unless the information shall have been received from the Dealer-Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Fund will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3.  OBLIGATIONS AND COMPENSATION OF DEALER-MANAGERS

          3.1 The Fund hereby appoints the Dealer-Manager as its agent and principal distributor for the purposes of selling for cash up to 24,000 Units through the Dealers, all of whom shall be members of the National Association of Securities Dealers, Inc. ("NASD"). The Dealer-Manager may also sell Units for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer-Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions. The Dealer-Manager represents to the Fund and the Managers that it is a member of the NASD and that it and its employees and representatives have all the required licenses, registrations and approvals necessary to act under this Agreement.

          3.2 Promptly after the effective date of the Registration Statement, the Dealer-Manager and the Dealers shall commence the offering of the Units for cash to the public in jurisdictions in which the Units are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer-Manager shall be
                                  -3-

the processing broker-dealer responsible for handling, processing and documentation of investor funds. The Dealer-Manager agrees that it will cause each Dealer with whom it executes a Dealer Agreement to transmit all checks received from investors for Units, together with a subscription agreement in the form attached to the Prospectus as Exhibit D properly completed by the investor and the investor's registered representative and all other investor documentation, to the Dealer-Manager by noon of the business day following receipt. The Dealer-Manager shall transmit to Fidelity Bank, Edina, Minnesota, each prospective investor's check in payment of Units by noon of the second business day following receipt by the Dealer-Manager. All checks shall be made payable to "Fidelity Bank --AEI Real Estate Escrow," and if the Dealer-Manager receives checks made payable to any other person or entity it shall promptly return such checks to the investor. All subscriptions shall be subject to acceptance by the Managers on behalf of the Fund. No subscription agreement will be accepted unless the broker's representation contained therein has been duly completed by the registered representative soliciting such subscription. The Dealer-Manager and the Dealers will suspend or terminate offering of the Units upon request of the Managers at any time and will resume offering the Units upon subsequent request of the Managers.

          3.3 (a) As compensation for the services rendered by the Dealer-Manager and as reimbursement for any expenses incurred by Dealer-Manager, the Fund shall pay to the Dealer-Manager from the gross proceeds of the offering, a selling commission and a non-accountable expense allowance from the gross proceeds of all Units sold by the Dealer-Manager, and the Dealers with whom such Dealer-Manager has executed a Dealer Agreement, and accepted and confirmed by the Fund equal to 10% of the Gross Proceeds from sale of Units.

          (b) The Fund will reimburse the Dealer-Manager for the bona fide due diligence expenses of Dealers charged to the Dealer-Manager to the extent such expenses do not exceed 1/2 of one percent (.5%) of the Gross Proceeds from sale of Units.

          (c) Notwithstanding the foregoing, no commission payments, due diligence expense reimbursement or accountable expense reimbursement or amounts whatsoever with respect to the Fund will be paid or owing to the Dealer-Manager under this Section 3.3 unless and until subscriptions for 1,500 Units in the Fund have been accepted by the Fund. The Fund and the Managers will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer-Manager for payment of commissions to such Dealers.

          3.4 The Dealer-Manager represents and warrants to the Fund, the Managers, and each person and firm which signs the Registration Statement, that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Managers by the Dealer-Manager in writing expressly for the use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          3.5 The Dealer-Manager represents that it has reasonable grounds to believe, based on information obtained from the Fund and the Managers through the Prospectus or other materials, that all material facts relating to a sale of the Units (including facts relating to the items set forth in Section 3(b) of NASD Rule 2810) are adequately and accurately disclosed and provide a basis for evaluating an investment in the Fund.

          3.6 The Dealer-Manager covenants not to execute any subscriptions in the Fund on behalf of a customer for which it holds a discretionary account without the prior written approval of such customer.

          3.7 The Dealer-Manager covenants that it will maintain subscription agreements with respect to Investors in the Fund and other documents relating to the suitability of the Investors in the Fund for a period of not less than six years after the termination of the offering with respect to the Fund.

          3.8 In recommending the purchase of Units, and before confirming any sale of such Units to a customer, the Dealer-Manager shall have reasonable grounds to believe, on the basis of information obtained from such customer concerning his or her investment objectives, other investments, financial condition and needs, and any other information known to the Dealer-Manager, that
(a) the customer is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the benefits described under
                                  -4-

the caption "Income Tax Aspects;" (b) the customer has a fair market net worth sufficient to sustain the risks inherent in an investment in the Fund, including loss of investment and lack of liquidity; and
(c) an investment in the Fund is otherwise suitable for the customer.

          3.9 The Dealer-Manager covenants not to execute any subscription in the Fund prior to informing the subscribing customer of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.

4.  INDEMNIFICATION

          4.1 Subject to the limitations contained in Section 6.5(b) of the Operating Agreement of the Fund, the Fund will indemnify and hold harmless the Dealers, their officers and directors and each person, if any, who controls such Dealers within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers, their officers and directors, or such controlling persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (B) in any "blue sky" application or other document executed by the Fund on its behalf specifically for the purpose of qualifying any or all of the Units for sale under the securities laws of any jurisdiction based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or any supplement therein or any post-effective amendment therein, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and will reimburse each such Dealer, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Fund or the Managers by or on behalf of any Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendment therein or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment or supplement thereto; and provided further that the Fund will not be liable in any case if it is determined that such Dealer was at fault in connection with the loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability which the Fund may otherwise have.

          4.2 The Dealer-Manager, jointly and severally, agrees to indemnify and hold harmless the Fund, the Managers, its officers and directors, each person or firm which has signed the Registration Statement and each person, if any, who controls the Fund or the Managers within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, or the omission or alleged omission to state in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Managers by or
                                  -5-

on behalf of such Dealer-Manager specifically for use with reference to the Dealer-Manager in the preparation of the Registration Statement or any such preliminary prospectus or the Prospectus or any such amendment or supplement thereto, or (ii) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by the Dealer-Manager, and will reimburse the aforesaid parties, in connection with investigating or defending such loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability that the Dealer-Manager may otherwise have.

          4.3 Each Dealer severally will indemnify and hold harmless the Fund, the Dealer-Manager, the Managers, and each of their directors and officers who has signed the Registration Statement and each person, if any, who controls the Fund, the Dealer-Manager and the Managers within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Fund, the Dealer-Manager, the Managers, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, or the omission or alleged omission to state in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund, Managers or Dealer-Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereto or any such Blue Sky Application or the Prospectus or any such amendment or supplement thereto, or (ii) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Units by such Dealer, and will reimburse the Fund, the Dealer-Manager, the Managers, any director or officer or controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability which such Dealer may otherwise have.

          4.4 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof, and the omission so to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending himself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

          4.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. In the case such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only
                                  -6-

be obliged to reimburse the expenses and fees of the one law firm which has been selected by a majority of the indemnified parties against which such action is finally brought, and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

          4.6 The Indemnity Agreements contained in this Section 4 shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Dealer-Manager or the Managers or the Fund, or any officer or director of any of them, or by or on behalf of the Fund, the Dealer-Manager or the Managers,
(ii) delivery of any Units and payment therefor, and (iii) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the Indemnity Agreements contained in this Section 4.

5.  SURVIVAL OF PROVISIONS

          The respective agreements, representations and warranties of the Fund and the Dealer-Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Dealer-Manager or any Dealer or any person controlling the Dealer-Manager or any Dealer or by or on behalf of the Managers or any person controlling the Managers, to (iii) the acceptance of any payment for the Units.

6.  APPLICABLE LAW

          This Agreement is executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Minnesota.

7.  COUNTERPARTS

          This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract; but all counterparts, when taken together, shall constitute one and the same Agreement.

8.  SUCCESSORS AND AMENDMENT

          8.1 This Agreement shall inure to the benefit of, and be binding upon, the Dealer-Manager, the Managers, the Fund and its respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

          8.2  This Agreement may be amended by the written
Agreement of the Dealer-Managers and the Managers.

9.  TERM

          Any party to this Agreement shall have the right to terminate this Agreement on ten (10) days' written notice.

10. DISTRIBUTION REINVESTMENT PLAN
                                  -7-

          Notwithstanding any other provision in this Agreement, if any customer of a Dealer participates in the distribution reinvestment plan of the Fund (the "Plan") and has designated a Dealer as a broker-dealer entitled to receive commissions on reinvestment of Net Cash Flow of the Fund, the Dealer-Manager shall be entitled to receive commissions on such reinvestment at the rates set forth in paragraph 3.3(a) (and no other reimbursement or commission), all of which shall be reallowed to the relevant Dealer, but only if Dealer-Manager confirms that such Dealer has complied with the following conditions:

          a. Neither Dealer-Manager, the Fund nor the Managers have received any notification from such customer of the customer's election to revoke the designation of Dealer as a broker-dealer entitled to such commission;

          b. Dealer-Manager has confirmed that Dealer reasonably believes, based on information received from the customer within the previous twelve months, that the customer continues to meet the suitability requirements set forth in the Prospectus and as required by paragraph 8(f) of this Agreement;

          c. Dealer has forwarded all communications to such customers, including annual and quarterly reports, distributed for such purpose to Dealer from the Dealer Manager.


11.  CONFIRMATION

          The Managers hereby agree and assume the duty to confirm on behalf of themselves, and on behalf of dealers or brokers who sell the Units, all orders for purchase of Units accepted by the Managers. Such confirmations will comply with the applicable rules of such other jurisdictions to the extent the Managers are advised of such laws in writing by the Dealer-Manager.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding Agreement between us as of the date first above written.

                               Very truly yours,

                               AEI INCOME & GROWTH FUND 23 LLC
                               By AEI FUND MANAGEMENT XXI, INC.

                               By
                                    Robert P. Johnson
                                    Its President

     We hereby agree to the terms hereof.

                               AEI SECURITIES INCORPORATED


                               By
                                    Robert P. Johnson
                                    Its President


                                  -8-